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                                                                EXHIBIT 10(D)(1)

                             STOCK OPTION AGREEMENT

         THIS AGREEMENT, made as of ________________, ______ by and between SAGA COMMUNICATIONS, INC., a Delaware corporation (the "Corporation"), and __________ (the "Optionee").

                               W I T N E S S E T H

         WHEREAS, the Optionee is now a member of the Board of Directors of the Corporation who is not an employee of the Corporation and the Corporation desires to have the Optionee remain in such position and to afford him the opportunity to acquire, or enlarge, his stock ownership in the Corporation so that the Optionee may have a direct proprietary interest in the Corporation's success.

         NOW, THEREFORE, in consideration of the covenants and agreements herein contained, the parties hereto hereby agree as follows:

         1. Grant of Non-Qualified Stock Option. Subject to the terms and conditions set forth herein and in the Corporation's 1997 Non-Employee Director Stock Option Plan, as amended from time to time (the "Plan"), the Corporation hereby grants to the Optionee a non-qualified stock option (the "Option"), entitling the Optionee, during the period set forth in Article 3 of this Agreement, to purchase from the Corporation up to, but not exceeding in the aggregate, _________ shares of the Corporation's Class A Common Stock, $.01 par value ("Class A Common Stock"), at a price per share of $ .01.

         2. Vesting and Exercise of Option. The Option shall be vested and immediately exercisable as of the date hereof.

         3. Option Period. The vested and exercisable portion of the Option, as determined in accordance with Article 2 of this Agreement, may be exercised for a period of ten (10) years from the date hereof.

         4. Method of Exercising Options. During the period when the Option may by its terms be exercised, the Optionee may from time to time exercise the Option in whole or in part by delivering to the Corporation: (i) a written notice duly signed by the Optionee, stating the number of shares that the Optionee has elected to purchase at that time from the Corporation, and (ii) either cash or a personal check payable to the Corporation.

         5. Issuance of Shares. As promptly as practical after receipt of such written notification and consideration, the Corporation shall issue or transfer to the Optionee the number of shares with respect to which the Option has been so exercised and shall deliver to the Optionee a certificate or certificates therefor in the Optionee's name.

         6. Definitions. (a) Whenever the word "Optionee" is used in any provision of this Agreement under circumstances where the provision should logically be construed to apply to the executors, the administrators, or the person or persons to whom the Option may be transferred by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or ERISA, the word "Optionee" shall be deemed to include such person or persons.

                (b) The term "Code" means the Internal Revenue Code of 1986, as amended.


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                (c) The term "ERISA" means the Employee Retirement Income Act of
1974, as amended.

         7. Non-Transferability. The Option is not transferable by the Optionee otherwise than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or ERISA, and is exercisable during the Optionee's lifetime only by him. No assignment or transfer of the Option, or of the rights represented thereby, whether voluntary or involuntary, by operation of law or otherwise (except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order, provided that the Corporation is furnished with written notice of the transfer by will or the laws of descent and distribution or pursuant to a qualified domestic relations order and a copy of the will, order and/or such other evidence as the Committee authorized to administer the Plan may deem necessary to establish to its satisfaction the validity of the transfer and the acceptance by the transferee or transferees of the terms and conditions of the Option), shall vest in the assignee or transferee any interest or right herein whatsoever, but immediately upon such assignment or transfer the Option shall terminate and become of no further effect.

         8. Compliance With Law and Regulations. This Option and the obligation of the Corporation to sell and deliver shares hereunder, shall be subject to all applicable Federal and State laws, rules and regulations and to such approvals by any government or regulatory agency as may be required. The Corporation shall not be required to issue or deliver any certificates for shares of stock prior to (i) the listing of such shares on any stock exchange in which the stock may then be listed and (ii) the completion of any registration or qualification of such shares under any Federal or State law, or any rule or regulation of any government body which the Corporation shall, in its sole discretion, determine to be necessary or advisable. Moreover, this Option may not be exercised if its exercise, or the receipt of shares of stock pursuant thereto, would be contrary to applicable law.

         9. Notice. Every notice or other communication relating to this Agreement shall be in writing, and shall be mailed to or delivered to the party for whom it is intended at such address as may from time to time be designated by it in a notice mailed or delivered to the other party as herein provided; provided that, unless and until some other address is so designated, all notices or communications by the Optionee to the Corporation shall be mailed or delivered to the Corporation at its office at 73 Kercheval Avenue, Grosse Pointe Farms, MI 48236, Attention: Chief Financial Officer, and all notices or communications by the Corporation to the Optionee may be given to the Optionee personally or may be mailed to him or her at the address shown below his or her signature to this Agreement.

         10. Adjustments. In the event of any change in the voting Common Stock of the Corporation by reason of any stock dividend, recapitalization, reorganization, merger, consolidation, split-up, combination or exchange of voting Common Stock, or any rights offering to purchase voting Common Stock at a price substantially below fair market value, or of any similar change affecting the voting Common Stock, then in any such event the number and kind of shares subject to this Option and their purchase price per share shall be appropriately adjusted consistent with such change in such manner as the Committee authorized to administer the Plan may deem equitable to prevent substantial dilution or enlargement of the rights granted to Optionee hereunder. Any adjustment so made shall be final and binding upon the Optionee.


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         11. No Rights as Stockholder. Optionee shall have no rights as a stockholder with respect to any shares of stock subject to this Option prior to the date of issuance to him of a certificate or certificates for such shares.

         12. Optionee Bound by Plan. Optionee hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all terms and provisions thereof.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

                                                 SAGA COMMUNICATIONS, INC.


                                             By:
                                                 -------------------------------
                                                 Marcia K. Lobaito
                                                 Vice President/Secretary



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Optionee Name


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Social Security Number



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Address of Optionee



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